Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-109020), and in the related prospectuses, of First Reliance Bancshares, Inc. of our report, dated June 27, 2008, relating to the financial statements of First Reliance Bank Employee Stock Ownership Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007.

/s/ ELLIOTT DAVIS, LLC
Columbia, South Carolina
June 30, 2008